Exhibit k.23.

Execution Copy

Tortoise Energy Infrastructure Corporation

$10,000,000 3.22% Senior Notes, Series II, due December 18, 2022

$20,000,000 3.34% Senior Notes, Series JJ, due December 18, 2023

$10,000,000 3.53% Senior Notes, Series KK, due December 18, 2025

$250,000,000

Private Shelf Facility

Note Purchase and Private Shelf Agreement

Dated as of December 18, 2014

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Section 22.	Miscellaneous	43

Section 22.1.	Successors and Assigns	43
Section 22.2.	Payments Due on Non-Business Days	43
Section 22.3.	Accounting Terms	43
Section 22.4.	Severability	44
Section 22.5.	Construction, Etc	44
Section 22.6.	Counterparts	44
Section 22.7.	Governing Law	44
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	44

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule C	—	Information Schedule

Schedule 5.3	—	Disclosure Materials

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Exhibit 1‑A	—	Form of 3.22% Series II due December 18, 2022

Exhibit 1‑B	—	Form of 3.34% Series JJ due December 18, 2023

Exhibit 1‑C	—	Form of 3.53% Series KK due December 18, 2025

Exhibit 1-D	—	Form of Shelf Note

Exhibit 2.2(d)	—	Form of Request for Purchase

Exhibit 2.2(f)	—	Form of Confirmation of Acceptance

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit 7.2	—	Form of Officer’s Certificate

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Tortoise Energy Infrastructure Corporation
11550 Ash Street, Suite 300
Leawood, Kansas  66211

$10,000,000 3.22% Senior Notes, Series II due December 18, 2022
$20,000,000 3.34% Senior Notes, Series JJ, due December 18, 2023
$10,000,000 3.53% Senior Notes, Series KK, due December 18, 2025

$250,000,000 Private Shelf Facility

as of December 18, 2014

To Each of the Purchasers Listed in
Schedule A Hereto (each a “TYG 2014
Purchaser”)

To Prudential Investment Management, Inc. (“Prudential”)

To each other Prudential Affiliate which becomes
bound by this Agreement as hereinafter
provided (together with the TYG 2014 Purchasers, each,
a “Purchaser” and collectively, the “Purchasers”):

Ladies and Gentlemen:

Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.	Authorization of Notes.

Section 1.1.         Authorization of Issue of TYG 2014 Notes.  The Company will authorize the issue and sale of (i) $10,000,000 aggregate principal amount of its 3.22% Senior Notes, Series II, due December 18, 2022 (the “Series II Notes”), (ii) $20,000,000 aggregate principal amount of its 3.34% Senior Notes, Series JJ due December 18, 2023 (the “Series JJ Notes”) and (iii) $10,000,000 aggregate principal amount of its 3.53% Senior Notes, Series KK, due December 18, 2025 (the “Series KK Notes,” together with the Series II Notes and the Series JJ Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “TYG 2014 Notes”).  The Series II Notes, the Series JJ Notes and the Series KK Notes shall be substantially in the form set out in Exhibit 1-A, Exhibit 1-B and Exhibit 1-C, as the case may be.  Certain capitalized and other terms used in this Agreement are defined in Schedule B.  References to a “Schedule” or an “Exhibit” are references to a Schedule or an Exhibit attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

The Series II Notes shall bear interest from the date of issuance at a fixed rate equal to 3.22% per annum payable semiannually on the 18th day of each June and December in each year (commencing June 18, 2015) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid.  Interest shall be subject to adjustment in accordance with Section 8.8.

The Series JJ Notes shall bear interest from the date of issuance at a fixed rate equal to 3.34% per annum payable semiannually on the 18th day of each June and December in each year (commencing June 18, 2015) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid.  Interest shall be subject to adjustment in accordance with Section 8.8.

The Series KK Notes shall bear interest from the date of issuance at a fixed rate equal to 3.53% per annum payable semiannually on the 18th day of each June and December in each year (commencing June 18, 2015) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid.  Interest shall be subject to adjustment in accordance with Section 8.8.

Interest on the Notes shall be computed on the basis of a 360‑day year of twelve 30‑day months.

Section 1.2.          Authorization of Issue of Shelf Notes.  The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate principal amount of $210,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum and to pay interest on a semiannual basis, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.2(f), and to be substantially in the form of Exhibit 1-D attached hereto.  The terms “Note” and “Notes” as used herein shall include each Series II Note, Series JJ Note, Series KK Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same semiannual interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 2.	Sale and Purchase of Notes.

Section 2.1.          Sale and Purchase of TYG 2014 Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each TYG 2014 Purchaser and each TYG 2014 Purchaser will purchase from the Company, at the TYG 2014 Closing provided for in Section 3.1, TYG 2014 Notes in the principal amount specified opposite such TYG 2014 Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.          Sale and Purchase of Shelf Notes.

(a)         Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in Section 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time.  Notwithstanding the willingness of Prudential to consider purchases of Shelf Notes by Prudential Affiliates, this Agreement is entered into on the express understanding that neither Prudential nor any Prudential Affiliate shall be obligated to make or accept offers to purchase Shelf Notes, or to quote rates, spreads or other terms with respect to specific purchases of Shelf Notes, and the Facility shall in no way be construed as a commitment by Prudential or any Prudential Affiliate.

(b)       Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(c)       Periodic Spread Information.  Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone or email, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone or email) with respect to various spreads at which Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential.  The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility.  Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified.  Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided.  Prudential may suspend or terminate providing information pursuant to this Section 2.2(c) for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

(d)       Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service or email, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and semiannual interest payment dates (with interest payments in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than a specified amount of days agreed upon between the Company and Prudential from the date of such notice after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 (as they may have been amended pursuant to this Section 2.2(d)) are true in all material respects on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) include an undertaking that the proceeds of such Shelf Notes shall not be used for the purpose of financing a Hostile Tender Offer and (viii) be substantially in the form of Exhibit 2.2(d) attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made as of the date of such Request for Purchase.  Any previous notification referenced in a Request for Purchase or any Request for Purchase that contains information that purports to amend the information contained in any Schedule or Exhibit hereto, shall not be effective to amend such information unless it is received by Prudential at least two Business Days prior to the Acceptance Day for Notes to which such Request for Purchase relates; provided, however, Prudential agrees that all new disclosures related to outstanding indebtedness under Schedule 5.15 will be deemed acceptable if such Request for Purchase is received within such time period and if such indebtedness is permitted under this Agreement and under applicable law.  If Prudential provides such interest rate quotes earlier than two Business Days after Prudential receives a Request for Purchase which contains information that purports to amend the information contained in any Schedule or Exhibit hereto and Prudential states in writing that it waives the requirement in this Section 2.2(d) that the information shall not be effective to amend unless it is received by Prudential at least two Business Days prior to the Acceptance Day, the information contained in such Schedule or Exhibit shall be deemed effective to amend such information at the time of the issuance of the quotes.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(e)      Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.2(d), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier or email, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential and the Company may agree) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

(f)      Acceptance.  Within the Acceptance Window with respect to any interest rate quotes provided pursuant to Section 2.2(e), the Company may, subject to Section 2.2(g), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier or email within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an “Accepted Note”) as to which such acceptance (an “Acceptance”) relates.  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to Section 2.2(g) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes.  As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.2(f) attached hereto (a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

(g)     Market Disruption.  Notwithstanding the provisions of Section 2.2(f), if Prudential shall have provided interest rate quotes pursuant to Section 2.2(e) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2.2(f) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.2(g) are applicable with respect to such Acceptance.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(h)      Fees.

(h)(i)     Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3.

(h)(ii)    Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.2(f) or the penultimate sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning in Section 2.2(h)(i).  The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data).  Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

Section 3.	Closing.

Section 3.1.          TYG 2014 Closing.  The sale and purchase of the TYG 2014 Notes to be purchased by each TYG 2014 Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603‑4080, at 10:00 a.m., Chicago time, at a closing (the “TYG 2014 Closing”) on December 18, 2014 or on such other Business Day thereafter on or prior to December 19, 2014 as may be agreed upon by the Company and the TYG 2014 Purchasers (the day of the TYG 2014 Closing being the “TYG 2014 Closing Day”).  At the TYG 2014 Closing the Company will deliver to each TYG 2014 Purchaser the TYG 2014 Notes of the series to be purchased by such TYG 2014 Purchaser in the form of a single TYG 2014 Note (or such greater number of TYG 2014 Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the TYG 2014 Closing and registered in such TYG 2014 Purchaser’s name (or in the name of its nominee), against delivery by such TYG 2014 Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company for credit to U.S. Bank National Association; ABA: XXXXXXX; Account#: XXXXXXX; Account Name: Custody Trust Cash U.S. Bank; FFC: XXXXX; Attention: Megan Condon (Account Instructions can be verified with Ryan Channell at (913) 981-1020).  If at the TYG 2014 Closing the Company shall fail to tender such TYG 2014 Notes to any TYG 2014 Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such TYG 2014 Purchaser’s satisfaction, such TYG 2014 Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such TYG 2014 Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such TYG 2014 Purchaser’s satisfaction or such failure by the Company to tender such Notes.  The TYG 2014 Closing and each Shelf Closing are referred to as a “Closing”.

Section 3.2.         Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 2200 Ross Avenue, Suite 4300, Dallas, TX 75201, Attention:  Law Department or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 3.3.         Rescheduled Facility Closings.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee at the actual closing of such Accepted Notes in accordance with Section 2.2(h)(i) or (y) such closing is to be canceled.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Note as provided above in Section 3.2, or if any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, and the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.         Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated or as otherwise set forth in the Request for Purchase, provided, that any Request for Purchase amending or modifying the representations and warranties herein is provided prior to the Acceptance Day for the applicable series of Notes as described in Section 2.2 unless waived in accordance with Section 2.2.)

Section 4.2.         Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 4.3.        Officer’s Certificates.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

Section 4.4.         Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Paul Hastings LLP, counsel for the Company, and from Venable LLP, special Maryland counsel for the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.        Purchase Permitted by Applicable Law, Etc.  On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.        Sale of Other Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A (in the case of the TYG 2014 Notes) or the applicable Confirmation of Acceptance (in the case of Shelf Notes).

Section 4.7.           Payment of Fees.

(a)           Without limiting Section 15.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to Section 2.2(h)(i) and any other fee described in the letter dated December 18, 2014 between the Company and the Purchasers (as amended from time to time, the “Section 4.7 Letter”).

(b)           Without limiting Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 4.8.         Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.        Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 other than (i) the merger of Tortoise Energy Capital Corporation with and into the Company pursuant to the Articles of Merger dated June 20, 2014 and (ii) the merger of Tortoise North American Energy Corporation with and into the Company pursuant to the Articles of Merger dated June 20, 2014.

Section 4.10.      Funding Instructions.  With respect to the TYG 2014 Closing only, at least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3.1 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.       Rating of Notes.  The Company shall have provided evidence that at least one series of Existing Notes has a current rating of not less than “AAA” by Fitch on the date of issuance of the Notes hereunder and that none of the Other Notes, if rated, has a current rating of less than “AAA” by Fitch on the date of issuance of the Notes hereunder, or such equivalent rating by any other NRSRO.

Section 4.12.     Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13.     Regulation U.  The Company shall have completed Form FR G‑3 for each Purchaser required to file such form and shall have otherwise cooperated with such Purchasers in providing any additional information in order for the Purchasers to make filings under Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) and in providing information necessary for each Purchaser to complete and file with any Governmental Authority any other Holder Forms.

Section 4.14.      Certain Documents.  Such Purchaser shall have received the following:

(i)             The Note(s) to be purchased by such Purchaser at such Closing.

(ii)          Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes (provided, that for any Closing, the Company may certify that there has been no change to any applicable authorization or approval since the date on which it was most recently delivered to such Purchaser under this Section 4.14 as an alternative to the further delivery thereof).

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(iii)           A certificate dated the date of such Closing of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder (provided, that for any Closing, the Secretary or an Assistant Secretary and one other officer of the Company may certify that there has been no change to the officers of the Company authorized to sign Notes and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this Section 4.14, as an alternative to the further delivery thereof).

(iv)          Certified copies of the Certificate of Incorporation and By-laws of the Company (provided, that for any Closing, the Company may certify that there has been no change to any applicable constitutive document since the date on which it was most recently delivered to such Purchaser under this Section 4.14, as an alternative to the further delivery thereof).

(v)           A good standing certificate for the Company from the Secretary of State of Maryland and the Secretary of State of Kansas dated of a recent date prior to such Closing and such other evidence of the status of the Company as such Purchaser may reasonably request.

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1.          Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.  The Company is and will continue to be registered as a non‑diversified, closed‑end investment management company as such term is used in the 1940 Act.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 5.2.          Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.         Disclosure.  This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financials provided after the date hereof pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and, in the case of documents, certificates, and writings delivered on or prior to the date hereof, identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the applicable Closing being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since November 30, 2013, there has been no change in the financial condition, operations, business or properties of the Company except changes that, individually or in the aggregate would not, reasonably be expected to have a Material Adverse Effect.

Section 5.4.          No Subsidiaries.  The Company has no Subsidiaries as of the date of the Closing.

Section 5.5.        Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser of the TYG 2014 Notes and any Accepted Notes copies of the following financial statements identified by a principal financial officer of the Company: (i) the balance sheets and schedules of investments of the Company as at November 30th in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and statements of income  and changes in net assets and cash flows of the Company for each such year, all reported as of November 30th and (ii) balance sheets and schedules of investments of the Company as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and statements of income and changes in net assets and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 5.6.          Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Section 5.7.        Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than a filing of a Form D in such jurisdictions in which such filing is required.

Section 5.8.          Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)              The Company is not in default under any order or judgment and is not in violation of any decree or ruling of any court, arbitrator or Governmental Authority or is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.          Taxes.  The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  As of the date hereof, the Company has not been subject to a Federal income tax audit and no statute of limitations related to Federal income tax liabilities of the Company has run.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 5.10.     Title to Property; Leases.  The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.      Licenses, Permits, Etc.  The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.       Compliance with ERISA.  (a) Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code.

(b)               The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.      Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Prudential.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.     Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the TYG 2014 Notes for repaying existing indebtedness and for general corporate purposes and will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities or margin stock under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220) or to involve any lender in violation of Regulation U of said Board (12 CFR 221).  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 5.15.       Existing Indebtedness.  (a) Except as described therein, Schedule 5.15 (as it may have been amended from time to time pursuant to Section 2.2) sets forth a complete and correct list of all outstanding indebtedness of the Company as of December 2, 2014, the case of the TYG 2014 Closing (and as of 5 Business Days prior to the date of the Request for Purchase in the case of each subsequent Shelf Closing) (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Company.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company, and no event or condition exists with respect to any indebtedness of the Company the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)               The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company, except as specifically indicated in Schedule 5.15 (as it may have been amended from time to time pursuant to Section 2.2).

Section 5.16.       Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(b)               No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)                Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws and U.S. Economic Sanctions.

(d)               (1)            Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)           To the Company’s actual knowledge, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(3)          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.      Status under Certain Statutes.  The Company is in material compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 5.18.       Pari Passu Ranking.  The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness of the Company and senior to any Preferred Stock issued by the Company.

Section 6.	Representations of the Purchasers.

Section 6.1.          Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.          Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)             the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company.

Section 7.1.          Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements — within 60 days (or such shorter period as is within 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)       an unaudited balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such quarter, and

(ii)      unaudited statements of income and changes in net assets and cash flows of the Company and its Subsidiaries, for the fiscal year to date period ending with such quarter,

and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations, subject to changes resulting from year‑end adjustments, provided, that the Company shall be deemed to have made such delivery of such quarterly financial statements if (i) it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at:  http://www.tortoiseadvisors.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery or (ii) at the request of a holder, it shall have timely sent such materials to the email addresses set forth in Schedule A (or at such other email address that the holders provide to the Company from time to time) (such availability, notice and delivery thereof being referred to as “Electronic Delivery”) (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of Notes within the time period required hereinabove if such holder has previously requested such delivery in writing);

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(b)          Annual Statements — within 105 days (or such shorter period as is within 15 days after the filing of the Company’s Annual Report on Form N‑CSR (the “Form N‑CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i)       a consolidated balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such year, and

(ii)      consolidated statements of income and changes in net assets and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N‑CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N‑CSR if it shall have timely made Electronic Delivery thereof (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of Notes within the time period required hereinabove if such holder has previously requested such delivery in writing);

(c)            SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability), any NRSRO or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC provided that the Company shall be deemed to have made such delivery of such information if it shall have made Electronic Delivery thereof;

(d)          Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(e)           ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)        with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)      the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi‑employer Plan that such action has been taken by the PBGC with respect to such Multi‑employer Plan;

(iii)     any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)           Changes that Impact Financial Covenants — with reasonable promptness, a notice explaining any changes to (i) any Rating Agency Guidelines or (ii) the 1940 Act, to the extent that such changes impact any financial covenants or financial calculations in this Agreement including but not limited to Sections 9.5, 9.6, 10.6 and 11(i) and any other financial covenant added pursuant to Section 9.8;

(g)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes;

(h)          Rating – promptly and in any event within five (5) Business Days after the Company becomes aware of a new rating or a change in rating related to any series of Notes or Other Notes, a copy of any rating contemplated by Section 9.7; and

Section 7.2.          Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer in substantially the form set forth in Exhibit 7.2 setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(a)           Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.5, 9.6, 9.7, 10.5, 10.6 and 11(i), any Additional Covenant incorporated herein pursuant to Section 9.8, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)           Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.          Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)          Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.          Rating of Notes .  No later than thirty (30) days after the date of issuance of any series of Notes, such Notes shall have been given a rating of not less than “AAA” by Fitch (or equivalent rating by any NRSRO); provided, however, that if Fitch or such NRSRO cease to issue ratings with respect to debt instruments similar to the Notes of the Company and any other similarity situated issuers (a "Rating Cession") during such 30-day period, then, so long as the requirements set forth in Section 4.11 remain satisfied during such period, such period shall be extended for a period not to exceed the lesser of (i) 10 Business Days after the end of a Rating Cession or (ii) 150 days.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.          Maturity and Payment.

(a)                 TYG 2014 Notes. As provided therein, the entire unpaid principal balance of the TYG 2014 Notes shall be due and payable on the stated maturity date thereof.

(b)                Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

Section 8.2.           Optional Prepayments with Make‑Whole Amount and Special Optional Prepayments.

Section 8.2.1.     Optional Prepayments of the Notes with Make‑Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Notes written notice of each optional prepayment under this Section 8.2.1 not less than 12 days (or 7 days in the case of any notice of prepayment in connection with a prepayment to cure any Default under Sections 9.5 or 9.6, or both (a “Section 9.5/9.6 Default”)) and not more than 75 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.

The Company may, at its option, prepay the Notes to cure any Section 9.5/9.6 Default.  Notwithstanding anything to the contrary set forth herein, the Make‑Whole Amount for the Notes which are prepaid to cure a Section 9.5/9.6 Default shall be equal to one percent (1%) of the principal amount so prepaid; provided, however, that the amount of Notes and the other Senior Securities to be prepaid after the occurrence and during the continuation of a Section 9.5/9.6 Default shall at no time exceed an amount necessary for the Company to be in pro forma compliance with Sections 9.5 or 9.6 after giving effect to such repayment.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 8.2.2.      Special Optional Prepayments. If the 1940 Act Senior Note Asset Coverage is greater than 300%, but less than or equal to 325%, for any five (5) Business Days within a ten (10) Business Day period, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten Business Day period, the Company may, at its option, and to the extent prepayment of the Notes (specifically including the applicable Make‑Whole Amount and accrued interest on the Notes) in accordance with the provisions of this Section 8.2.2 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount.  Notwithstanding anything to the contrary set forth herein, the Make‑Whole Amount for the Notes prepaid pursuant to this Section 8.2.2 shall be equal to two percent (2%) of the principal amount so prepaid; provided, however, that (a) the amount of Notes, to be prepaid pursuant to this Section 8.2.2 shall at no time exceed an amount which results in a 1940 Act Senior Notes Asset Coverage of more than 340% pro forma for such prepayment, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, (b) immediately after giving effect to such prepayment, the aggregate amount of indebtedness for borrowed money of the Company shall be less than the aggregate amount of indebtedness for borrowed money of the Company immediately prior to such prepayment by the amount of Notes so prepaid and (c) the Company may not borrow under its revolving credit facility immediately prior to such prepayment for the purpose of financing such prepayment.  The Company will give each holder of the Notes written notice of each optional prepayment under this Section 8.2.2 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and the Make‑Whole Amount due in connection with such prepayment.

Section 8.2.3.     Prepayments of Notes One Month Prior to Maturity at Par. Notwithstanding anything contained herein to  the contrary, so long as no Default or Event of Default exists, the Company may, at its option, upon notice as provided below redeem all of the Notes of a particular series on or after the date which is 30 days prior to maturity of each series of Notes, at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make‑Whole Amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2.3 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each Note to be prepaid on such date and the interest to be paid on the prepayment date.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 8.3.           Allocation of Partial Prepayments.  (a) In the case of each partial prepayment of the Notes pursuant to Sections 8.2.1 or 8.2.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b)                In the event the Company makes any partial prepayment of Notes and any other Senior Securities to cure any Section 9.5/9.6 Default, the principal amount of Notes and any other Senior Securities to be prepaid shall be allocated among all of the Notes and other Senior Securities at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.          Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.         Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all of the Notes at the time outstanding upon the same terms and conditions with respect to the Notes.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.          Make‑Whole Amount. (a) “Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.  For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one‑twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.           Prepayment of Notes upon Restricted Change.

(a)               Condition to Company Action.  Within five (5) days of a Restricted Change, the Company shall give to each holder of Notes written notice containing a description, in reasonable detail, of the Restricted Change and constituting an offer to prepay the Notes as described in subparagraph (b) of this Section 8.7, accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)                Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder on the date specified in such offer (the “Section 8.7 Proposed Prepayment Date”) that is not less than 12 days and not more than 75 days after the date of such offer (if the Section 8.7 Proposed Prepayment Date shall not be specified in such offer, the Section 8.7 Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

(c)                 Acceptance; Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Section 8.7 Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)                Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make‑Whole Amount.  The prepayment shall be made on the Section 8.7 Proposed Prepayment Date.

(e)                Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:  (i) the Section 8.7 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the principal amount of such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Section 8.7 Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Restricted Change.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(f)                 Definition of Restricted Change.  A “Restricted Change” shall occur if either:

(i)       Tortoise Capital Advisors, LLC, a limited liability company organized under the laws of Delaware, shall no longer be the investment advisor of the Company; or

(ii)    The Company invests less than 80% of its net assets, plus any borrowings for investment purposes, in equity securities of entities in the energy sector.

Section 8.8.         Adjustment Period.  Without limiting the provisions of Section 9.7, in addition to all other amounts due and payable hereunder and under the Notes, the interest rate applicable to the Notes (including any  Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Section 9.	Affirmative Covenants.

During the Issuance Period and so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.           Compliance with Law.  Without limiting Section 10.4, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.  The Company shall timely file a Form D with respect to each issuance of Notes hereunder to the extent such filing is required.

Section 9.2.          Payment of Taxes.  The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 9.3.         Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly‑Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.4.           Books and Records.  The Company will and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.5.          Asset Coverage.  The Company shall maintain, as of the last Business Day of each month, asset coverage (as defined in the 1940 Act) with respect to the Senior Securities and Preferred Stock which is equal to or greater than the 1940 Act Asset Coverage.

Section 9.6.         Discounted Value.  The Company shall maintain, as of each Valuation Date, Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount.

Section 9.7.          Current Rating on Notes.  (a)    The Company shall at all times on or after a date which is 30 days after each respective Closing (or longer if permitted under Section 7.4) maintain a current rating given by a NRSRO  of at least Investment Grade with respect to the Notes.

(b)                Each current rating given by a NRSRO on the Other Notes and Notes must be at least Investment Grade and the Company shall not at any time have any rating given by a NRSRO of less than Investment Grade with respect to any series of Other Notes and Notes.

Section 9.8.         Most Favored Lender Status.  In the event that the Company shall at any time after the date of the Closing enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Financial Indebtedness of the Company in excess of $10,000,000 in principal amount (other than indebtedness permitted by Section 10.6) (a “Reference Agreement”) containing one or more Additional Covenants, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant contained in such Reference Agreement.  The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 9.8, but shall merely be for the convenience of the parties hereto.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Notwithstanding the foregoing, (A) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.8 is subsequently amended or modified in the relevant Reference Agreement, such Additional Covenant, as amended or modified, shall be deemed incorporated by reference into this Agreement and replace such Additional Covenant as originally incorporated, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective under the relevant Reference Agreement and (B) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.8 is subsequently removed or terminated from the relevant Reference Agreement or the Company is otherwise no longer required to comply therewith under the relevant Reference Agreement, the Company, beginning on the effective date such Additional Covenant is removed or terminated from the relevant Reference Agreement or the Company otherwise no longer required to comply with such Additional Covenant, shall no longer be or remain obligated to comply with such Additional Covenant hereunder.  In the event that an Additional Covenant is amended, modified, removed or terminated pursuant to this Section 9.8 and the Company and the Required Holders previously entered into an amendment to incorporate such Additional Covenant herein, the holders of the Notes, upon the request and at the expense of the Company, shall enter into an amendment to this Agreement to reflect such amendment, modification, removal or termination of such Additional Covenant; provided that the failure of the holders of the Notes and the Company to execute and deliver any such amendment shall not adversely affect the automatic incorporation of any amended or modified Additional Covenants into, or the automatic removal or termination of Additional Covenants from, this Agreement as provided above in this Section 9.8.

Section 9.9.          Ranking of Obligations.  The Company’s payment obligations under this Agreement and the Notes shall at all times rank pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness and senior to any Preferred Stock issued by the Company.

Section 10.	Negative Covenants.

During the Issuance Period and so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.          Transactions with Affiliates.  The Company and its Subsidiaries will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), and such transactions shall be pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon terms fair and reasonable to the Company or such Subsidiary.

Section 10.2.  Merger, Consolidation, Etc.  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(a)            the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

(b)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.        Line of Business.  The Company shall (a) remain at all times a non‑diversified, closed‑end investment management company for the purposes of the 1940 Act, and (b) continue to engage in business of the same general type as now conducted by the Company.

Section 10.4.        Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.5.    Certain Other Restrictions.  (a) The Company will not engage in proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Senior Security.

(b)                The Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Company) upon any class of shares of capital stock of the Company, unless, in every such case, immediately after such transaction, the 1940 Act Asset Coverage would be achieved after deducting the amount of such dividend, distribution, or purchase price, as the case may be; provided, however, that dividends may be declared upon any preferred shares of capital stock of the Company if the Notes and any other Senior Securities have an asset coverage (as defined in the 1940 Act) of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(c)                 A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Company is prohibited (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, the Company would not have Eligible Assets with an aggregate Discounted Value at least equal to the lesser of the Basic Maintenance Amount or the 1940 Act Asset Coverage.

Section 10.6.      Secured Debt.  The Company will not at any time permit the aggregate principal amount of all indebtedness of the Company secured by any Lien on assets of the Company to be outstanding for more than 60 days at a time without re‑payment thereof and shall not at any time permit the aggregate unpaid principal amount of all indebtedness of the Company secured by any Liens on assets of the Company to exceed an amount equal to 5% of the fair market value of all assets of the Company at the time of incurrence of any such indebtedness.  Notwithstanding the foregoing, the Company shall not secure pursuant to this Section 10.6,  the Material Credit Facility unless and until the Notes shall concurrently be secured equally and ratably with such Material Credit Facility pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company from counsel that is reasonably acceptable to the Required Holders.  For the purposes of this Section 10.6, short sales, futures transactions and swap transactions effected in accordance with the 1940 Act and applicable interpretative guidance issued by the SEC will not be prohibited or restricted by this Section 10.6.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal, Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 7.4, 8.2.2, 8.7, 9.5, 9.6, 9.7, 9.8, 10.5, 10.6, or any Additional Covenant incorporated herein pursuant to Section 9.8, and such default is not remedied within 30 days, provided, that in the case of a Section 9.5/9.6 Default such 30‑day period shall be extended by an additional 10‑day period if the Company shall have given notice of redemption pursuant to Section 8.2.1 prior to the end of the 30‑day period; or

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(d)          the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), (c) and (l)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)           (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared or, one or more Persons are entitled to declare such indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)           the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(i)            if, pursuant to Section 18(a)(1)(c)(ii) of the 1940 Act, on the last business day of each of twenty‑four consecutive calendar months the Notes shall have an asset coverage of less than 100%; or

(j)             a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000 (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect;

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.      Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(c)                If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make‑Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make‑Whole Amount, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.       Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.      Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make‑Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.      No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.      Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) and subject to the satisfaction of the applicable rules governing the transferability of restricted securities under federal and applicable state securities laws, within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1‑A, Exhibit 1-B or Exhibit 1-C, in the case of the Series II Note, Series JJ Note and Series KK Note, respectively, or in the form of Exhibit 1‑D, in the case of a Shelf Note.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.      Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.      Place of Payment.  Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Home Office Payment.  So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto (in the case of the TYG 2014 Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of the Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 15.	Expenses, Etc.

Section 15.1.       Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes, and (d) such reasonable attorneys’ fees of one special counsel for holders of the Notes incurred in connection with the preparation and filing of those forms as may be required by the 1940 Act or as a result of the status of the Company as an investment company under the 1940 Act.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.     Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 17.	Amendment and Waiver.

Section 17.1.       Requirements.  This Agreement  and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that:

(a)           no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing;

(b)           (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 2.2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes; and

(c)          no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make‑Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2.       Solicitation of Holders of Notes.

(a)                Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(b)                Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes or any such Purchaser described in Section 7.2(a) as consideration for or as an inducement to the entering into by any holder of Notes or such Purchaser or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder and any such Purchaser did not consent to such waiver or amendment.

(c)                Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3.       Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.     Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)              if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the TYG 2014 Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of the Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii)            if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iii)           if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mr. P. Bradley Adams, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.  Notices under Section 2.2 shall be made by the method specified for such communication in Section 2.2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication or email, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in Schedule C or at the email address or at such other telecopier terminal or email address as the party receiving the information shall have specified in writing to the party sending such information.

Section 19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser  other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

Section 22.1.     Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.     Payments Due on Non‑Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make‑Whole Amount, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.     Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 –  Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

Section 22.4.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.    Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and all Additional Covenants incorporated herein pursuant to Section 9.8 shall be deemed to be a part hereof.

Section 22.6.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.     Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.      Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

(c)                 Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Tortoise Energy Infrastructure Corporation

By
Name:
Its:

Tortoise Energy Infrastructure Corporation	Note Purchase and Private Shelf Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

Prudential Investment Management, Inc.

By:
Vice President

The Prudential Insurance Company of America

By
Vice President

Information Relating to Purchasers

Name and Address of Purchaser	Series	Principal Amount of Notes to be Purchased

The Prudential Insurance Company of America	II	$10,000,000
c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director, Energy Finance Group - Oil & Gas	JJ	$20,000,000

Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank
New York, NY
ABA No:  XXXXX
Account Name:  Motorola
Account No.: XXXXX (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3.22% Senior Notes, Series II, due 2022, Security No. INV11835, PPN 89147L L#5” or 3.34% Senior Notes, Series JJ, due 2023, Security No. INV11835, PPN 89147L M*8”

and the due date and application (as among principal, interest and Make‑Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ  07102-4077
Attention: Manager, Billings and Collections

Address for all other communications and notices shall be as first written above.

Recipient of telephonic prepayment notices:  Manager, Trade Management Group
Telephone:  (973) 367-3141
Facsimile:   (888) 889-3832

Schedule A
(to Note Purchase and Private Shelf Agreement)

Physical Delivery

Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX  75201
Attention: William H. Bulmer
Telephone:  (214) 720-6204

Name of Nominee in which Notes are to be issued:  None.

Tax I.D. Number:  XXXXXXX

Name and Address of Purchaser	Series	Principal Amount of Notes to be Purchased

The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director, Energy Finance Group - Oil & Gas	KK	$10,000,000

Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank
New York, NY
ABA No:  XXXXX
Account Name:  Bristol Myers Squib
Account No.: XXXXX (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3.53% Senior Notes, Series KK, due 2025, Security No. INV11835, PPN 89147L M@6” and the due date and application (as among principal, interest and Make‑Whole Amount) of the payment being made.

Notices

Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ  07102-4077
Attention: Manager, Billings and Collections

Address for all other communications and notices shall be as first written above.

Recipient of telephonic prepayment notices:  Manager, Trade Management Group
Telephone:  (973) 367-3141
Facsimile:   (888) 889-3832

Physical Delivery

Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX  75201
Attention: William H. Bulmer
Telephone:  (214) 720-6204

Name of Nominee in which Notes are to be issued:  None.

Tax I.D. Number:  XXXXXXX

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.2(f).

“Acceptance Day” is defined in Section 2.2(f).

“Acceptance Window” means, with respect to any interest rate quotes provided by Prudential pursuant to Section 2.2(e), 30 minutes or such shorter time period designated by Prudential during which the Company may elect to accept such interest rate quotes as to not less than $10,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

“Accepted Note” is defined in Section 2.2(f).

“Additional Covenant” shall mean any covenant in respect of the financial condition or financial position of the Company, including, but not limited to, covenants that specify or require the maintenance of certain financial ratios applicable to the Company, and the default provision related thereto (regardless of whether such provision is labeled or otherwise characterized as a covenant or a default).

“Adjustment Period” means, with respect to any calculation of the applicable interest rate in respect of the Notes, during any period of time during which any series of Notes or Other Notes has a current rating of less than “A‑” by Fitch or less than its equivalent by any other NRSRO.

“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase and Private Shelf Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, among the Company, Prudential and the Purchasers dated December 18, 2014.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

Schedule B
(to Note Purchase and Private Shelf Agreement)

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in Schedule C attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in Schedule C or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Facility Amount” is defined in Section 2.2(a).

“Basic Maintenance Amount” as of any Valuation Date is the basic maintenance amount required under the Rating Agency Guidelines (which shall be the largest basic maintenance amount in the event there is more than one Rating Agency).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) for the purpose of Section 2.2 only, a day on which Prudential is open for business, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Leawood, Kansas, are required or authorized to be closed.

“Cancellation Date” is defined in Section 2.2(h)(ii).

“Cancellation Fee” is defined in Section 2.2(h)(ii).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Closing Day” means, with respect to the TYG 2014 Notes, the TYG 2014 Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(h)(i), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Tortoise Energy Infrastructure Corporation, a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.2(f).

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to any series of Notes, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2.00% over the rate of interest publicly announced by Bank of New York in New York, New York as its “base” or “prime” rate.  The Default Rate for the Notes shall be subject to Section 8.8.

“Delayed Delivery Fee” is defined in Section 2.2(h)(i).

“Disclosure Documents” is defined in Section 5.3.

“Discount Factor” means Fitch Discount Factor (if Fitch is then rating Senior Securities) or an Other Rating Agency Discount Factor, whichever is applicable.

“Discounted Value” (i) for purposes of determining the Make‑Whole Amount for the Notes, this term is defined in Section 8.6 and (ii) for any other purpose in this Agreement, means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Assets” means Fitch’s Eligible Assets (if Fitch is then rating the Senior Securities) and/or Other Rating Agency Eligible Assets, whichever is applicable.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income  Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means (i) the 6.11% Senior Notes, Series E, due April 10, 2015, (ii) the 5.85% Senior Notes, Series G, due December 21, 2016, (iii) the 4.35% Senior Notes, Series I, due May 12, 2018, (iv) the 3.30% Senior Notes, Series J, due December 19, 2019, (v) the 3.87% Senior Notes, Series K, due December 19, 2022, (vi) the 3.99% Senior Notes, Series L, due December 19, 2024 (vii) the 2.75% Senior Notes, Series M, due September 27, 2017, (viii) the 3.15% Senior Notes, Series N, due September 27, 2018, (ix) the 3.78% Senior Notes, Series O, due September 27, 2020, (x) the 4.39% Senior Notes, Series P, due September 27, 2023, (xi) the Floating Rate Senior Notes, Series Q, due September 27, 2018, (xii) the 3.77% Senior Notes, Series R, due January 22, 2022, (xiii) the 3.99% Senior Notes, Series S, due January 22, 2023, (xiv) the 4.16% Senior Notes, Series T, due January 22, 2024, (xv) the Floating Rate Senior Notes, Series U, due April 17, 2019, (xvi) the 6.07% Senior Notes, Series V, due December 21, 2014, (xvii) the 3.88% Senior Notes, Series W, due June 15, 2016, (xviii) the 4.55% Senior Notes, Series X, due June 15, 2018, (xix) the 2.77% Senior Notes, Series Y, due June 14, 2020, (xx) the 2.98% Senior Notes, Series Z, due June 14, 2021, (xxi) the 3.48% Senior Notes, Series AA, due June 14, 2025, (xxii) the 2.75% Senior Notes, Series BB, due September 27, 2017, (xxiii) the 3.48% Senior Notes, Series CC, due September 27, 2019, (xxiv) the 4.21% Senior Notes, Series DD, due September 27, 2022, (xxv) the Floating Rate Senior Notes, Series EE, due September 27, 2018, (xxvi) the 4.16% Senior Notes, Series FF, due November 20, 2023, (xxvii) the Floating Rate Senior Notes, Series GG, due April 17, 2019, and (xxviii) Floating Rate Senior Notes, Series HH, due September 9, 2019.

“Facility” is defined in Section 2.2(a).

“Financial Indebtedness” with respect to any Person means, at any time, without duplication,

(a)            its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)          its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)            the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned to Senior Securities.

“Fitch Eligible Asset” means assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned to Senior Securities.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings of Senior Securities.

“Form D” means a Notice of Sale of Securities under Regulation D, Section 4(b) and/or Uniform Limited Offering Exemption under the Securities Act.

“Form N‑CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)       the United States of America or any State or other political subdivision thereof, or

(ii)     any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)            to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)            to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Holder Forms” means any forms required to be filed by a holder of Notes pursuant to the 1940 Act or as required by the Federal Reserve Board.

“Hostile Tender Offer”  means the use of proceeds of any Accepted Note to offer to purchase, or to purchase, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if (a) such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over the counter market, (b) such shares, equity interests, securities or rights represent 15% or more of the equity interests or beneficial ownership of such corporation or other entity (for the avoidance of doubt, the 15% threshold shall include shares, equity interests, securities or rights owned by the Company prior to the receipt of proceeds of such Note) and (c) such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes of any Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment Grade” means a rating of at least (i) “BBB” or higher by Fitch or (ii) its equivalent by any other NRSRO.

“Issuance Fee” is defined in the Section 4.7 Letter.

“Issuance Period” is defined in Section 2.2(b).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make‑Whole Amount” is defined in Section 8.6.

“Market Value” means the market value of an asset of the Company determined as follows:  For equity securities traded on an exchange,  the value obtained from readily available market quotations based on the last sales price or the closing price (or if such equity security is not traded on a date of determination, the mean of the most recent bid and asked prices), in each case as obtained from a pricing service approved by the Board of Directors of the Company.  If an equity security is not traded on an exchange or a quote is not available from a pricing service approved by the Board of Directors of the Company, the value obtained from written broker‑dealer quotations.  For fixed‑income securities, the value obtained from readily available market quotations based on the last sale price of a security on the day the Company values its assets or the market value obtained from a pricing service or the value obtained from a direct written broker‑dealer quotation from a dealer who has made a market in the security.  “Market Value” for other securities will mean the value obtained pursuant to the Company’s valuation procedures as approved by the Board of Directors of the Company.  If the market value of a security cannot be obtained, or the Company’s investment adviser determines that the value of a security as so obtained does not represent the fair value of a security, fair value for that security shall be determined pursuant to the valuation procedures adopted by the Board of Directors of the Company.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Amended and Restated Credit Agreement dated as of June 23, 2014 by and among the Company, U.S. Bank National Association and Bank of America, N.A. and The Bank of Nova Scotia as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 10, 2014 by and among the Company, U.S. Bank National Association and Bank of America, N.A. and The Bank of Nova Scotia and (b) the Credit Agreement dated as of June 23, 2014 by and among the Company and The Bank of Nova Scotia as amended by the First Amendment to Credit Agreement dated as of July 10, 2014 by and among the Company and The Bank of Nova Scotia, and in each case, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“1940 Act Asset Coverage” means asset coverage required by the 1940 Act Senior Notes Asset Coverage and by the 1940 Act Total Leverage Asset Coverage.

“1940 Act Senior Notes Asset Coverage” means asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of the Closing of at least 300% with respect to Senior Securities, determined on the basis of values calculated as of a time within 48 hours next preceding that of such determination.

“1940 Act Total Leverage Asset Coverage” means asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of the Closing of at least 200% with respect to Senior Securities and Preferred Stock, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“Notes” is defined in Section 1.

“NRSRO” means a nationally recognized statistical ratings organization.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Notes” means (i) the Existing Notes and (ii) each other Series of senior unsecured notes or bonds of the Company that are pari passu with the Notes issued under this Agreement.

“Other Rating Agency” means each rating agency, if any, other than Fitch then providing a rating for the Senior Securities.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Eligible Assets” means assets of the Company set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Senior Securities.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities) and any Other Rating Agency.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Senior Securities) and any Other Rating Agency Guidelines.

“Reference Agreement” is defined in Section 9.8.

“Rating Cession” is defined in Section 7.4.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Request for Purchase” is defined in Section 2.2(d).

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates.

“Rescheduled Closing Day” is defined in Section 3.3.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Change” is defined in Section 8.7.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Section 4.7 Letter” is defined in Section 4.7.

“Section 9.5/9.6 Default” is defined in Section 8.2.1.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the Notes, the Existing Notes, bank borrowings and (without duplication) indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

“series” means any Series of Notes issued pursuant to this Agreement.

“Series” is defined in Section 1.2.

“Series II Notes” is defined in Section 1.1.

“Section JJ Notes” is defined in Section 1.1.

“Section KK Notes” is defined in Section 1.1.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.2.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S‑X of the SEC as in effect on the date of the Closing) of the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“TYG 2014 Closing” is defined in Section 3.1.

“TYG 2014 Closing Day” is defined in Section 3.1.

“TYG 2014 Notes” is defined in Section 1.1.

“TYG 2014 Purchaser” is defined in the addressee line to this Agreement.

“USA PATRIOT Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

Information Schedule
Authorized Officers for Prudential

Prudential Investment Management, Inc.

(1)	All payments to Prudential shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: XXXXXXX
Account No.: XXXXXXX Account Name: PIM Inc. - PCG

(2)	Address for all notices relating to payments:

Prudential Investment Management, Inc. c/o The Prudential Insurance Company of America Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager

(3)	Address for all other communications and notices:

Prudential Investment Management, Inc. c/o Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Tax Identification No.: XXXXXX

(6)	Authorized Officers:

Ric E. Abel Managing Director Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6272 Facsimile: (214) 720-6297	Matthew A. Baker Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6253 Facsimile: (214) 720-6222

Schedule C
 (to Note Purchase and Private Shelf Agreement)

Julia B. Buthman Managing Director Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6273 Facsimile: (214) 720-6299	Richard P. Carrell Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6287 Facsimile: (214) 720-6297
Brien F. Davis Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6256 Facsimile: (214) 720-6299	Randall M. Kob Managing Director Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6210 Facsimile: (214) 720-6201
Christopher L. Halloran Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6235 Facsimile: (214) 720-6222 Email: Chris.Halloran@prudential.com	Brian E. Lemons Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6276 Facsimile: (214) 720-6222
Timothy M. Laczkowski Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6275 Facsimile: (214) 720-6299	Brian N. Thomas Managing Director Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6216 Facsimile: (214) 720-6222
Ingrida Soldatova Vice President Prudential Capital Group 2200 Ross Avenue Suite 4300 Dallas, TX 75201 Telephone: (214) 720-6230 Facsimile: (214) 720-6297

C-2

Authorized Officers for Company Terry Matlack, Chief Executive Officer 11550 Ash Street, Suite 300 Leawood, KS 66211 Telephone: (913) 981-1020 Facsimile: (913) 981-1021	P. Bradley Adams, Chief Financial Officer 11550 Ash Street, Suite 300 Leawood, KS 66211 Telephone: (913) 981-1020 Facsimile: (913) 981-1021
Zachary A. Hamel, President 11550 Ash Street, Suite 300 Leawood, KS 66211 Telephone: (913) 981-1020 Facsimile: (913) 981-1021	H. Kevin Birzer, Chairman of the Board 11550 Ash Street, Suite 300 Leawood, KS 66211 Telephone: (913) 981-1020 Facsimile: (913) 981-1021

C-3

Disclosure Materials

None.

Schedule 5.3
 (to Note Purchase and Private Shelf Agreement)

Financial Statements

Annual Report for the Fiscal Year ended November 30, 2013 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

2014 Third Quarter Report for the 9 months ended August 31, 2014 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

Schedule 5.5
 (to Note Purchase and Private Shelf Agreement)

Schedule 5.15

Existing Indebtedness as of December 2, 2014

I. Schedule 5.15(a)

Title of Security	Principal Amount Outstanding	Maturity Date

Series E	$110,000,000	April 10, 2015
Series G	30,000,000	December 21, 2016
Series I	10,000,000	May 12, 2018
Series J	15,000,000	December 19, 2019
Series K	10,000,000	December 19, 2022
Series L	20,000,000	December 19, 2024
Series M	13,000,000	September 27, 2017
Series N	10,000,000	September 27, 2018
Series O	15,000,000	September 27, 2020
Series P	12,000,000	September 27, 2023
Series Q	10,000,000	September 27, 2018
Series R	25,000,000	January 22, 2022
Series S	10,000,000	January 22, 2023
Series T	25,000,000	January 22, 2024
Series U	35,000,000	April 17, 2019
Series V	39,400,000	December 21, 2014
Series W	12,500,000	June 15, 2016
Series X	12,500,000	June 15, 2018
Series Y	12,500,000	June 14, 2020
Series Z	12,500,000	June 14, 2021
Series AA	10,000,000	June 14, 2025
Series BB	12,000,000	September 27, 2017
Series CC	15,000,000	September 27, 2019
Series DD	13,000,000	September 27, 2022
Series EE	5,000,000	September 27, 2018
Series FF	10,000,000	November 20, 2023
Series GG	20,000,000	April 17, 2019
Series HH	20,000,000	September 9, 2019
Unsecured Revolving Credit Facility	103,400,000	June 15, 2015
Unsecured Revolving Credit Facility	60,000,000	June 23, 2016

Total	$707,800,000

Schedule 5.15
(to Note Purchase and Private Shelf Agreement)

II. Schedule 5.15(b)

Master Note Purchase Agreement dated April 10, 2008 (Series E Notes)

First Supplement to Master Note Purchase Agreement dated December 17, 2009 (Series F and G Notes)

Note Purchase Agreement dated May 12, 2011 (Series H and I Notes)

Note Purchase Agreement dated December 19, 2012 (Series J, K and L Notes)

Note Purchase Agreement dated September 27, 2013 (Series M, N, O, P and Q Notes)

Note Purchase Agreement dated November 20, 2013 (Series R, S and T Notes)

Note Purchase Agreement dated April 17, 2014 (Series U Notes)

Note Purchase Agreement dated December 21, 2007 (Series V Notes)

Note Purchase Agreement dated April 26, 2011 (Series W and X)

Note Purchase Agreement dated June 14, 2013 (Series Y, Z and AA)

Note Purchase Agreement dated September 27, 2013 (Series BB, CC, DD and EE)

Note Purchase Agreement dated November 20, 2013 (Series FF)

Note Purchase Agreement dated April 17, 2014 (Series GG)

Note Purchase Agreement dated September 9, 2014 (Series HH)

Amended and Restated Credit Agreement dated as of June 23, 2014 by and among the Company, U.S. Bank National Association and Bank of America, N.A. and The Bank of Nova Scotia.

First Amendment to Amended and Restated Credit Agreement dated as of July 10, 2014 by and among the Company, U.S. Bank National Association and Bank of America, N.A. and The Bank of Nova Scotia.

Credit Agreement dated as of June 23, 2014 by and among the Company and The Bank of Nova Scotia.

First Amendment to Credit Agreement dated as of July 10, 2014 by and among the Company and The Bank of Nova Scotia.

Series B Articles Supplementary dated December 12, 2012.

Series C Articles Supplementary dated June 9, 2014.

Series D and Series E Articles Supplementary dated October 9, 2014.

5.15-2

[Form of Series II Note]

Tortoise Energy Infrastructure Corporation

3.22% Senior Note, Series II, Due December 18, 2022

No. II‑[___]	[Date]
$[_______]	PPN 89147L L#5

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 18, 2022, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.22% per annum from the date hereof, payable semiannually, on the 18th day of June and December in each year, commencing with the June or December next succeeding the date hereof and at maturity until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

Without limiting the provisions of Section 9.7 of the Note Purchase Agreement and, in addition to all other amounts due and payable under this Note, the interest rate applicable to this Note (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of December 18, 2014 (as from time to time amended or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1-A
 (to Note Purchase and Private Shelf Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By
Name:
Its:

E-1-A-2

[Form of Series JJ Note]

Tortoise Energy Infrastructure Corporation

3.34% Senior Note, Series JJ, Due December 18, 2023

No. JJ‑[___]	[Date]
$[_______]	PPN 89147L M*8

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 18, 2023, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.34% per annum from the date hereof, payable semiannually, on the 18th day of June and December in each year, commencing with the June or December next succeeding the date hereof and at maturity until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

Without limiting the provisions of Section 9.7 of the Note Purchase Agreement and, in addition to all other amounts due and payable under this Note, the interest rate applicable to this Note (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of December 18, 2014 (as from time to time amended or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1-B
(to Note Purchase and Private Shelf Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By
Name:
Its:

E-1-B-2

[Form of Series KK Note]

Tortoise Energy Infrastructure Corporation

3.53% Senior Note, Series KK, Due December 18, 2025

No. KK‑[___]	[Date]
$[_______]	PPN 89147L M@6

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 18, 2025, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.53% per annum from the date hereof, payable semiannually, on the 18th day of June and December in each year, commencing with the June or December next succeeding the date hereof and at maturity until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

Without limiting the provisions of Section 9.7 of the Note Purchase Agreement and, in addition to all other amounts due and payable under this Note, the interest rate applicable to this Note (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of December 18, 2014 (as from time to time amended or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1-C
(to Note Purchase and Private Shelf Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By
Name:
Its:

E-1-C-2

[Form of Shelf Note]

Tortoise Energy Infrastructure Corporation

[____]% Senior Note, Series ___, Due [__________, ____]

No. [_____]
PPN [______________]
Original Principal Amount:
Original Issue Date:
Interest Rate:
Interest Payment Dates:
Final Maturity Date:
Principal Prepayment Dates And Amounts:

For Value Received, the undersigned, Tortoise Energy Infrastructure Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid)][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

Without limiting the provisions of Section 9.7 of the Note Purchase Agreement and, in addition to all other amounts due and payable under this Note, the interest rate applicable to this Note (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

 Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1-D
(to Note Purchase and Private Shelf Agreement)

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of December 18, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.]  [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Energy Infrastructure Corporation

By
Name:
Title:

E-1-D-2

[Form of Request for Purchase]

Tortoise Energy Infrastructure Corporation

Reference is made to the Note Purchase and Private Shelf Agreement (as amended from time to time, the “Agreement”), dated as of December 18, 2014, between Tortoise Energy Infrastructure Corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.2(d) of the Agreement, the Company hereby makes the following Request for Purchase:

1.             Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”) $__________1

2.              Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Semiannual Interest Payment Dates

3.              Use of proceeds of the Notes:

4.              Proposed day for the closing of the purchase and sale of the Notes:

5.              The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

1 Minimum principal amount of $10,000,000.

Exhibit 2.2(d)
(to Note Purchase and Private Shelf Agreement)

6.              The Company certifies that (a) the representations2 and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase [except…if the Company needs to update a schedule to give an accurate representation, please describe here and provide an exhibit] and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7.               The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:

Tortoise Energy Infrastructure Corporation

By
Name:
Title:

2 Company to confirm that the use of proceeds related to the issuance of Notes shall not be used for the purpose of financing a Hostile Tender Offer.

E-2.2(d)-2

[Form of Confirmation of Acceptance]

Reference is made to the Note Purchase and Private Shelf Agreement (as amended from time to time, the “Agreement”), dated as of December 18, 2014 between [__________] (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.2(f) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $__________________

(A)             (a)             Name of Purchaser:

(b)           Principal amount:

(c)           Final maturity date:

(d)           Principal prepayment dates and amounts:

(e)           Interest rate:

(f)             Interest payment period:  semiannually in arrears

(g)           Interest payment dates:

(h)           Payment and notice instructions:  As set forth on attached Purchaser Schedule

(B)               (a)             Name of Purchaser:

(b)           Principal amount:

(c)            Final maturity date:

(d)           Principal prepayment dates and amounts:

(e)           Interest rate:

(f)             Interest payment period:  semiannually in arrears

Exhibit 2.2(f)
(to Note Purchase and Private Shelf Agreement)

(g)           Interest payment dates:

(h)           Payment and notice instructions:  As set forth on attached Purchaser Schedule

[(C), (D)…. same information as above.]

II.	Closing Day:

III.	Issuance Fee:

[IV.    Prudential hereby waives the time period for delivery requirements in Section 2.2(d) related to the information described in Paragraph ___ of the Request for Purchase.]3

Tortoise Energy Infrastructure Corporation

By
Name:
Title:

[Prudential Investment Management, Inc.]

By
Vice President

[Prudential Affiliate]

By
Vice President

[Attach Purchaser Schedules]

3 To be included if applicable.

E-2.2(f)-2

Form of Opinion of Special Counsel
to the Company

[Form to be attached]

Exhibit 4.4(a)
(to Note Purchase and Private Shelf Agreement)

Form of Opinion of Special Counsel
to the Purchasers

[to be provided on a case by case basis]

Exhibit 4.4(b)
(to Note Purchase and Private Shelf Agreement)

Form of Officer’s Certificate

OFFICER’S CERTIFICATE

OF

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

[Year][Quarter] Ended [_______ __, 20__]

I,    [Name of Undersigned], do hereby certify that I am the [Title of Undersigned] of Tortoise Energy Infrastructure Corporation (“TYG”).  I further certify as enumerated below to the purchasers whose names appear on Schedule A of the Note Purchase Agreement and Private Shelf Agreement (the “Agreement”) dated as of December 18, 2014 between TYG and such purchasers as follows:

1.
[Audited][Unaudited] financial statements for the [year][quarter] are available at www.tortoiseadvisors.com.  The financial statements present fairly, in all material respects, the financial position of TYG and its results of operations.

2.
TYG complied with the requirements of Sections 9.5, 9.6, 9.7, 10.5, 10.6 and 11(i) of the Agreement during the period covered and information (including calculations) used to make such determination, is true and accurate and attached.

3.
I have reviewed the relevant terms of the Agreement and the transactions and conditions of TYG from the beginning of the period covered up to date of this Officer’s Certificate, and such review did not disclose the existence during such period of any condition or event that constitutes a Default or Event of Default (as defined in the Agreement).

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of __ day of _______, 20__.

[Name]
[Title]

Exhibit 7.2
(to Note Purchase and Private Shelf Agreement)